                                                                    EXHIBIT 10.5

                     ATI/AEI/EXPRO FUELS AGREEMENT FOR THE
           CNG CONVERSION PROJECT AND CNG REFUELING INFRASTRUCTURE IN
                 UZBEKISTAN, CENTRAL ASIA AND THE WORLD MARKET


       This Agreement (hereafter "this Agreement") is entered into by, between and among AMERICAN TECHNICAL INSTITUTE (hereafter "ATI"), a Tennessee non-profit corporation, AMERICAN ENGINEERING, INCORPORATED (hereafter "AEI"), a Delaware corporation, and EXPRO FUELS, a division of The Exploration Company, a Colorado corporation (hereafter "EXPRO"). The aforementioned corporations may collectively be referred to throughout this Agreement as the "Parties." For purposes of this Agreement, ATI and AEI shall be considered as one Party.

                                  WITNESSETH:

       WHEREAS, ATI has established certain agreements and understandings with agencies of the government of the Republic of Uzbekistan (hereafter Uzbekistan) in Central Asia for the transfer of technology in compressed natural gas ("CNG"), the conversion of State owned and privately owned motor vehicles to CNG fuel, the establishment of manufacturing facilities for CNG conversion equipment, the development of CNG refueling infrastructure (hereafter collectively the "CNG Project"); and

       WHEREAS, ATI has caused AEI to be formed for the purpose of transferring CNG technology to Uzbekistan and has appointed AEI as its agent for the transfer of such technology; and

       WHEREAS, EXPRO is an established company specializing in the conversion of motor vehicles to operate on CNG; and

       WHEREAS, both ATI/AEI and EXPRO wish to combine their mutual strengths and resources and intend to negotiate in good faith to form a Joint Venture (hereafter the "AEJV") to assure the success of the CNG Project; and

       WHEREAS, both ATI/AEI and EXPRO wish to establish this Agreement governing the operations of the proposed AEJV and the investment in the AEJV for the purposes of conducting the CNG Project, the marketing of the CNG Project and alternative fuel related products or services which are either produced by or distributed through the Uzbek-American Joint Venture (hereafter the "UAJV").

       NOW, THEREFORE, in consideration of the aforesaid premises, the Parties do hereby agree as follows:

1.     EXPRO RESPONSIBILITIES

       EXPRO will be responsible for support of the CNG Project by providing for the performance of the following designated tasks or task areas.

1.1.   Vehicle Conversions

1.1.1. System Design and Engineering

       -      conversion system design and engineering;

       - design and engineering of the manufacturing facilities for conversion equipment to be manufactured in Uzbekistan.

1.1.2. CNG Conversion Project Feasibility Studies

       - design of CNG Project Feasibility Studies to support all aspects of vehicle conversion, conversion equipment manufacturing and marketing of Uzbekistan manufactured conversion equipment to Uzbekistan, Central Asia and the world market.

1.1.3. Pilot Vehicle Conversions

       - developing the detailed conversion procedures for all vehicles to be converted;

       - supervising Uzbekistan personnel in conversions for the "proof of concept" project;

       - monitoring the conversion operations during CNG Project Startup as necessary to ensure that designated quality and performance standards are being met by the native Uzbekistan Conversion Project Personnel.

1.1.4. Equipment Procurement/Contracting

       - selecting vendors for evaluation and approval for the supply of conversion equipment which satisfies the requirements of the CNG Project;

       - reviewing bids from the selected prospective CNG conversion kit vendors;

       - based on analysis of the bid specifications, selecting and approving conversion equipment to be used for all Uzbekistan vehicle conversions;

       -      ordering the required conversion equipment;

       - obtaining shipment of the equipment and then verifying and monitoring proper shipment to Uzbekistan;

       - verifying receipt and warehousing of equipment in acceptable condition in Uzbekistan (until Uzbek personnel are sufficiently trained to perform these tasks without EXPRO supervision).

1.1.5. Conversion Equipment Manufacturing (Coordination between the OEM(s) of purchased conversion equipment and CNG Project Management)

       EXPRO will provide coordination between the OEM(s) of the CNG conversion kits selected for the CNG Project and the ATI/AEI Project Management for the following:

       -      ensuring production schedules meet CNG Project requirements;

       - ensuring the respective OEM fully understands the precise conversion equipment specification and that equipment meeting that specification is what is ordered and produced;

       - factory acceptance of conversion equipment ordered verifying equipment meets specified design specifications and quality standards.

1.1.6. Uzbek Conversion Personnel Training

       EXPRO will provide subject matter experts to aide ATI/AEI in the design of the training program for all aspects of the training required for Uzbekistan personnel for:

       -      vehicle conversions;

       -      manufacturing of conversion equipment.

1.1.7. Conversion Quality Control

       EXPRO will have responsibility for the design and implementation of the CNG Project Quality Assurance Program and for the development of CNG Project Quality Control Procedures Including:

       - verification of quality of all outside purchased conversion equipment (equipment not manufactured in Uzbekistan);

       -      quality of all vehicle conversions;

       - quality of the conversion equipment manufacturing process in Uzbekistan.





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
1.1.8. Conversion Candidate Approval and Acceptance

       EXPRO will design and ensure implementation of all procedures for vehicle conversion candidate approval and acceptance.

1.1.9. Inventory Control

       EXPRO will:

       - provide lists of recommended spare parts and tools for maintenance of all refueling station equipment provided to support specified equipment availability requirements;

       - provide instructions for ordering spares and other necessary tools and items to account for normal lead times related to production scheduling, shipment delays, etc.;

       - provide recommendations and training for Uzbekistan CNG Project Personnel for proper storage, inventory control and warehousing of conversion equipment.

1.2.   Refueling Stations

       EXPRO and/or the Vendor of the Refueling Stations will be responsible for their individually designated task areas related to the procurement and installation of Compressed Natural Gas (CNG) Refueling Stations to Uzbekistan as per the following:

1.2.1. System Design and Engineering

       The Vendor will be responsible for all system design and engineering for all CNG Refueling Stations supplied to Uzbekistan.

1.2.2. CNG Refueling Station Project Feasibility Studies

       The Vendor and EXPRO will jointly design CNG Refueling Station Project Feasibility Studies of the required Refueling Station and related infrastructure development needed to support the success of the CNG Conversion Project.

1.2.3. Pilot Station Installations

       The Vendor will supervise the installation and verify proper operation of all Vendor supplied CNG Refueling Stations.





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
1.2.4. Station Equipment Procurement

       EXPRO will:

       - work with the Vendor, ATI/AEI and the Uzbekistan customer to identify and specify the required Refueling Station equipment;

       -      order the specified Refueling Station equipment;

       - obtain shipment of the equipment and then verify and monitor proper shipment to Uzbekistan;

       - verify receipt and warehousing of equipment in acceptable condition in Uzbekistan (until Uzbek personnel are sufficiently trained to perform these tasks without EXPRO supervision).

1.2.5. Manufacturing Setup and Coordination

       EXPRO will provide all coordination between the Vendor and the ATI/AEI Project Management as per the following:

       - EXPRO ensuring Vendor production schedules meet CNG Project requirements established by ATI/AEI Project Management;

       - EXPRO providing ATI/AEI Project Management assurance that the Vendor fully understands the precise Refueling Station equipment specification and that equipment meeting that specification is what is ordered and produced;

       - factory acceptance of Refueling Station equipment ordered and verifying that such equipment meets specified design specifications and quality standards with appropriate reports delivered to ATI/AEI Project Management.

1.2.6. Uzbek Installation & Maintenance Personnel Training

       Where Vendor does not already have an adequate training program developed, Vendor will provide subject matter experts to aide ATI/AEI in the design of the training program for all aspects of the training required for Uzbekistan personnel for such areas as:

       -      installation of CNG Refueling Stations; -      operation of CNG
       Refueling Stations; -      maintenance of CNG Refueling Stations.

1.2.7. Installation & Manufacturing Quality Control

       EXPRO will have complete responsibility for the design and implementation of the CNG Refueling Station Project Quality Assurance Program and for the development of all CNG Refueling Station Project Quality Control Procedures including:

       - verification of quality of all outside purchased conversion equipment (equipment not manufactured in Uzbekistan);

       -      quality of all vehicle conversions;

       - quality of the conversion equipment manufacturing process in Uzbekistan.

1.2.8. Inventory Control

       Vendor will provide:

       - lists of recommended spare parts and tools for maintenance of all refueling station equipment provided to support specified equipment availability requirements;

       - instructions for ordering spares and other necessary tools and items to account for normal lead times related to production scheduling, shipment delays, etc.;

       - recommendations and training for Uzbekistan CNG Project Personnel related to proper storage and warehousing of all Vendor supplied equipment.

2.     ATI/AEI RESPONSIBILITIES

2.1.   Project Management

       ATI/AEI will be responsible for overall Project Management including all CNG Project administrative functions. ATI/AEI will provide the Co-Director of the Uzbek American Joint Venture as per the CNG Project organization chart provided as a separate document. ATI/AEI Project Management will have review and approval authority of all work performed on the CNG Conversion Project and the CNG Refueling Station Project.

2.1.1. Accounting Controls, Budgets and Reporting

       ATI/AEI will administer distribution of all CNG Project funds in accordance with the mutually agreed upon





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
       budgets, implement all mutually agreed upon CNG Project accounting controls, and provide all required reporting of CNG Project operations and financial activities to the designated bodies and organizations for their review and approval.

2.1.2. Customer Liaison

       ATI/AEI will have complete administrative control, as per formal written CNG Project Policies, of all contact and communications with the customers of the CNG Project and the UAJV including, but not limited to, the governments of Uzbekistan, other Central Asian Countries, other countries of the Former Soviet Union, and the World market for all products or services produced or distributed by or through the UAJV, including:

       -      Meeting Arrangements;

       -      Written Correspondence; and

       -      Verbal Correspondence.

2.1.3. Translation

       -      Document and Correspondence Translation;

       -      Legal Certification of Translations where Required;

       -      Interpreter(s).

2.1.4. Personnel Acquisition/Management (to be done under policies approved by both EXPRO and ATI/AEI)

       -      Recruiting;

       -      Personnel Policies;

       -      Personnel Management.

2.1.5. Payroll

       ATI/AEI will administer and ensure performance in accordance with all respective government (U.S. and Uzbekistan) regulatory requirements and the requirements of the CNG Project of all CNG Project Payroll Functions.

2.1.6. Facilities Acquisition/Management

       For all facilities to be used for conversion and/or manufacturing of conversion equipment, ATI/AEI will:

       - Perform Feasibility Studies designed to support the facilities selection process;

       - Select and approve facilities in coordination with EXPRO and the designated representatives of the government of Uzbekistan;

       -      Facilities Management.

2.1.7. Fleet Surveys

       ATI/AEI will perform the necessary surveys of the fleets and vehicles to be converted in accordance with the survey requirements designed under the joint efforts of ATI/AEI and EXPRO.

2.1.8. Fueling Pattern Surveys

       ATI/AEI will perform the necessary surveys of the fueling patterns of fleets and vehicles to be converted in accordance with the survey requirements designed under the joint efforts of ATI/AEI and EXPRO.

2.1.9. Conversion Candidate Logistics

       ATI/AEI will design and coordinate, in consultation with EXPRO, implementation of all the logistics for all vehicles which are candidates for conversion including:

       -      all contact and scheduling with the vehicle owners;

       - all vehicle transportation arrangements (including rail if necessary):

       - coordination of needed repairs or return to owners for conversion candidates as result of pre-test program;

       - ensuring necessary backlog of vehicles is available to support the conversion schedule.

2.1.10. Marketing of Products or Services Produced or Distributed by or Through the Activities of the UAJV, Including:

       -      Uzbekistan Marketing;

       -      Foreign Marketing;

              -      Central Asia

              -      Other Newly Independent States (Former Soviet Union)





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
                              -      World Market

2.2.          Project Financial Organization

              ATI/AEI will directly provide or will organize and manage the performance of all tasks necessary to ensure provision of:

              -      World Bank and ExIm Bank Support;

              -      Bank Finance and Banking Relationships;

              -      Repatriation of Profits;

              -      Financial Institution Coordination;

              -      Project Educational Activities (PR);

              -      CNG Project Budgets;

              -      Inventory Accounting and Controls.

3.     JOINT RESPONSIBILITIES

              The Board of Directors of the proposed AEJV will establish the requirements for the following:

              -      Project Equity Investment;

              -      Accounting Oversight;

              -      Board of Directors;

              -      Budget Approval;

              -      Project Coordination.

4.     EQUITY OWNERSHIP/OPTIONS

4.1. ATI/AEI currently has equity control of the proposed AEJV for the purpose of development of the CNG Project and the associated Refueling Station Project.

4.2. EXPRO has the option to earn an equity position of up to 50% on the following basis:

4.2.1. EXPRO has the right to invest up to a total of $3,200,000 based on successful completion of agreed upon specified project activities or milestones at each stage of the project. This total $3,200,000 investment will be provided on a time scale and by a means which is mutually agreed between the Parties at the time of the acceptance of the first investment funds or "earnest money" by ATI/AEI as per Paragraph 8 of this Agreement. ATI/AEI will provide detailed combined timeframe and activities to be accomplished for completion of Stages I, II and III (per project stages defined in Barents Group Outline of Scope of Work and shown in Attachment
              A).

4.2.2. EXPRO will earn a 10.625% equity position by investing $450,000 as soon as possible.

4.2.3. EXPRO may invest another $450,000 within 2 weeks after all tasks listed in Item A of Stage II are completed (defined by Barents Scope of Work shown in Attachment A) to earn another 10.625% equity interest. Of this amount, $100,000 will be marked for repayment of expenses of ATI and principals of AEI. Tasks comprising Item A of Stage II are more fully defined as Steps 1 thru 5 in the Barents Analysis provided in the letter of March 9, 1995, from Mr. Joe Saldutti, Director of Central Asia for Barents Group LLC, to Mr. Jerry Stevens of ATI with excerpt shown in Attachment B.

4.2.4. EXPRO may invest another $500,000 within 1 month after issuance of the Decree as listed under Item D of Stage II (defined by the Barents Scope of Work shown in Attachment A) or earlier if required by financing institution prior to transaction closing which is part of Stage III. If such funding is required, EXPRO will agree to fund this tranche to accomplish finance closing by said institution. This $500,000 earns additional 6.25% equity interest.

4.2.5. EXPRO will be allowed to invest up to a total of $3,200,000 with each $1,000,000 earning added equity position at the rate of 12.5% per million. If more investment than $3,200,000 is required and approved by the Board of Directors of the proposed AEJV and such investment must be obtained through a third party, then EXPRO and ATI/AEI shall jointly be responsible for raising the additional equity and any dilution resulting therefrom shall be shared equally. However, if EXPRO or ATI/AEI invest their own funds, the resulting equity positions of each Party would be based on the percent of total funds invested by each Party with ATI/AEI given credit for a total cash and non-cash investment of $3,200,000.

4.3. EXPRO will earn a seat on the board through its role inthe project as consultant/operations management participant.

4.3.1. EXPRO has the right to earn one-half (three) of the board seats through its role as an equity participant.

4.3.2. By following the above equity investment schedule, EXPRO will earn these seats from the beginning of its participation in the project.

4.3.3. For each failure to provide any required equity investment (tranche) at any stage of the project, ATI/AEI will have the right to replace one of the EXPRO board seats with a member of its choosing. However, so long as EXPRO continues in its role as project consultant and operations management participant, it will retain a minimum of one board seat.

4.4. EXPRO and ATI/AEI will remain equal partners if other sources (such as bank financing or investment brokers) require equity ownership. Additional outside equity investment into the project will lower EXPRO and ATI/AEI's ownership position equally.

              It is mutually understood that the Uzbekistan government will share in the net revenue as per the current Uzbek American Joint Venture (UAJV) Agreement.

4.5. Unless otherwise separately agreed in writing, EXPRO will fund investment directly into the newly formed AEJV.

5.     FUTURE BUSINESS OPPORTUNITIES

       Future business opportunities in the oil and gas industry created by, through or around the activities described herein will be made available as a right of first refusal to the other joint venture partner on a 50/50 basis. The partner so offered will have 30 days in which to agree to participate in the new business venture or not. If said partner agrees, he will have an additional 30 days with which to perform on whatever basis is required to initiate the new partnership business.

6.     PROJECT ORGANIZATION AND ADMINISTRATION

       See CNG Project Organization Chart - Attachment C.

7.     ASSIGNMENT

       Neither this Agreement nor any interest of either party herein may be assigned, pledged, or transferred without the prior written consent of the Parties hereto, or without otherwise complying with the terms and conditions set forth herein.





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
8.     VALIDITY OF THIS AGREEMENT

       This Agreement is binding on both EXPRO and ATI/AEI as provided herein. If EXPRO has not made the investment specified in Paragraph 4.2.2 of this Agreement by the date of April 7, 1995, then this Agreement is null and void unless it Is extended in writing at the sole discretion of ATI/AEI. If, after making the first investment as specified in Paragraph 4.2.2 of this Agreement, EXPRO in unable or unwilling to continue its investment via a mutually agreed upon means and schedule, as specified in Paragraph 4.2.1 of this Agreement, then EXPRO will retain the equity percentage acquired through its investment in the CNG Project and ATI/AEI has the right, at its sole discretion, to pursue any and all other sources of funding and to make separate contracts with such sources of funding.


       IN WITNESS WHEREOF, the Parties, by the signatures below of their duly authorized representatives on the below indicated dates, have executed this Agreement.


AMERICAN TECHNICAL INSTITUTE               EXPRO FUELS INC.
AMERICAN ENGINEERING



/s/ D. W. Jones                            /s/ Tom Gose
-------------------------------            --------------------------
D. W. Jones, President                      Tom Gose, President


    3/29/95                                     3/30/95
-------------------------------            --------------------------
Date                                               Date

                             AMENDMENT TO AGREEMENT
                               (First Amendment)




       REFERENCE is here made to that certain agreement dated March 30, 1995, by and between American Technical Institute ("ATI"), American Engineering Incorporated ("AEI"), and ExproFuels, a division of The Exploration Company ("EXPRO"), hereinafter Fred to as the "Parties," for the CNG Conversion Project and CNG Refueling Infrastructure in Uzbekistan, Central Asia and the world market ("Agreement"); and

       WHEREAS, the Parties hereby affirm that the Agreement is in full force and effect; and,

       WHEREAS, the Parties now wish to amend and modify the Agreement in certain respects;

       NOW, THEREFORE, for and in consideration of the aforesaid premises, the Parties do hereby agree to alter and amend said Agreement in the following manner to wit:

       A. Paragraph 4.2.2 of said Agreement shall be deleted in its entirety, and substituting and inserting in lieu thereof the following:

              4.2.2 EXPRO will earn a 10.625% equity position by investing $450,000 as soon as possible. Initially, EXPRO shall invest $50,000 on or before April 20, 1995, and thereby earn a 1.18% equity position. EXPRO, at its sole discretion and option, intends to continue investing in increments of $50,000, up to a minimum of $150,OOO on an as needed basis or prior to May 15, 1995, whichever comes first, as part of the payment of the aforementioned $450,000. Each $50,000 incremental investment toward a total of $450,000 shall earn EXPRO an additional 1.18% equity position. Failure of EXPRO to wire transfer, as directed by ATI, $50,000 to CNG International, LLC on, or before, April 20, 1995, shall terminate all of EXPRO's rights under the Agreement.
       Additionally, to keep EXPRO's rights to earn additional interest under the Agreement in full force and effect, EXPRO must invest an additional $150,000 by June 15, 1995, and an additional $150,000 by July 15, 1995.
       Failure of EXPRO to make the aforementioned investments shall terminate EXPRO's rights to earn additional interest in the CNG project under the Agreement.

       B. Said Agreement is hereby altered and amended to add the following Paragraphs 9 and 10 after Paragraph 8 of the Agreement:

              9. ATI and AEI hereby assign all of their right, title and interest in the CNG project in Uzbekistan to CNG International, LLC.

              10. EXPRO agrees to allow contributions to CNG International, LLC by AEI and/or its agents. The equity interest to be earned by such contributions may be subtracted from EXPRO's potential interest on a negotiated case-by-case basis.

       This amendment becomes effective immediately upon execution and is attached to and becomes a part of the Agreement and amends the Agreement only as regards the terms stated herein.

       And for the same consideration, the undersigned Parties do hereby ADOPT, RATIFY and CONFIRM said Agreement, as the same is hereby amended, and confirm that same is a valid and subsisting agreement as of this date.


       EXECUTED this 19th day of April, 1995.




AMERICAN TECHNICAL INSTITUTE                      EXPROFUELS



/s/ D. W. Jones                                   /s/ Thomas H. Gose
---------------------------------                 -----------------------------
D. W. Jones, President                            Thomas H. Gose, President


AMERICAN ENGINEERING INCORPORATED



/s/ D. W. Jones
---------------------------------
D. W. Jones, President


CNG INTERNATIONAL, LLC



/s/ D. W. Jones
---------------------------------
D. W. Jones, President

                    Amendment to ATI/AEI/ExproFuels Agreement (Second
                               Amendment)



       REFERENCE is here made to that certain agreement dated March 30, 1995, and to that certain Amendment to Agreement dated April 19, 1995, by and between American Technical Institute ("ATI"), American Engineering Incorporated ("AEI") and ExproFuels ("Expro"), a division of The Exploration Company ("TXCO"), hereinafter referred to as the "Parties," for the CNG Conversion Project ("Gasmotors") and the CNG Refueling Project ("Gascompressors") in Uzbekistan, Central Asia and the world market (hereinafter referred to as the ("Agreement"); and

       WHEREAS, the Parties hereby affirm that the Agreement remains in full force and effect; and

       WHEREAS, the Parties now wish to amend and modify the Agreement in certain respects;

       NOW, THEREFORE, for and in consideration of the aforesaid premises, the Parties do hereby agree to alter and amend said Agreement in the following manner, to wit:

1) Paragraph 4.2.1 of said Agreement shall be changed by deleting all but the first sentence.

2) Paragraphs 4.2.2, 4.2.3 and 4.2.4 of said Agreement shall be amended as follows by substituting and inserting in lieu thereof the following:

              4.2.2 Expro has invested $150,000 in CNG International, LLC and the CNG Project in Uzbekistan as of the date signed below. The equity interest earned for this investment is 3.54% of CNG International, LLC as of this date.

              4.2.2.1 Expro has accepted responsibility for outstanding bills totaling $181,393.08 to date (not including interest which will be accrued on this amount) and for purposes of the CNG Project has earned a total of 4.28% interest in CNG International, LLC as of this date.

              4.2.2.2 Expro has earned a total of 7.82% interest in CNG International, LLC by providing all funding detailed above. This interest will be increased to account for interest paid on outstanding bills referenced in paragraph 4.2.2.1 at the rate of 1.18% per $50,000 when the amount of this interest is determined.

              4.2.2.3 In addition, Expro will receive a total of three per cent (3%) for cooperation in developing the CNG

       Program.

              4.2.3 Within three (3) weeks after signing of the decree, Expro, at its sole discretion and option, may invest an additional $500,000 (five hundred thousand dollars) to earn an additional interest of up to 10% in CNG International, LLC, or 1% per $50,000 investment. AEI has the right to raise funds from outside sources at any time that Expro is not able to provide funding as needed for the project after receiving ten (10) days written notice or as much notice as is practicable given the individual situation. Any funds secured from outside sources may earn an interest in CNG International, LLC, and Expro agrees that said interest may reduce its potential ability to earn interest in CNG International, LLC.

              4.2.4 Expro, at its sole discretion and option, may invest an additional $2,300,000 (two million three hundred thousand dollars) to earn additional equity interest in CNG International, LLC at the rate of one per cent (1%) per one hundred thousand dollars ($100,000) of investment up to the time at which a commitment is received for bank financing. AEI has the right to raise funds from outside sources at any time that Expro is not able to provide funding as needed for the project after receiving ten (10) days written notice or as much notice as is practicable given the individual situation. Any funds secured from outside sources may earn an interest in CNG International LLC, and Expro agrees that said interest may reduce its potential ability to earn interest in CNG International, LLC.

3)     Paragraph 4.2.5 of said Agreement shall be deleted in its entirety.

4) ATI and AEI hereby acknowledge that all their rights, title and interest in the CNG Project in Uzbekistan has been assigned to CNG International, LLC.

5) This agreement becomes effective immediately upon execution and is attached to and becomes a part of the Agreement and amends the Agreement only as regards the terms stated herein.

       And for the same consideration, the undersigned Parties do hereby ADOPT, RATIFY and CONFIRM said Agreement, as the same is hereby amended, and confirm that same is a valid and subsisting agreement as of this date.





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
        Executed this the 6th day of November, 1995.



AMERICAN TECHNICAL INSTITUTE                      EXPROFUELS



/s/ D. W. Jones                                   /s/ Thomas H. Gose
-----------------------------                     --------------------------
D. W. Jones, President                            Thomas H. Gose, President


AMERICAN ENGINEERING, INC.



/s/ D. W. Jones
-----------------------------
D. W. Jones, President





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